HOMES FOR AMERICA
                                 HOLDINGS, INC.


                   CORPORATIONS, PARTNERSHIPS, JOINT VENTURES
                          & OTHER BUSINESS ASSOCIATIONS




CORPORATIONS

Briar Meadows Homes For America, Inc.: Homes For America Holdings, Inc. owns 100% of this operating entity.

Arlington Homes For America, Inc.: Homes For America Holdings, Inc. owns 100% of this operating entity.

LEHH, Inc.: Homes For America Holdings, Inc. owns 100% of this entity, formed solely to purchase and sell bonds in association with the Lake's Edge transaction in North Miami, Florida.

Homes For America Real Estate Services, Inc.: Homes For America Holdings, Inc. owns 100% of this newly formed operating entity.

Lake's Edge Homes For America, Inc.: Homes For America Holdings, Inc. owns 100% of this operating entity.


LIMITED PARTNERSHIPS

     Glen Hills Homes For America, Inc.: Homes For America Holdings, Inc. owns 100% of the General Partner, Glen Hills Homes For America, Inc. The General Partner owns .01% of Dallas/Glen Hills LP (aka Willow Pond). Because Homes For
America Holdings, Inc. exerts full and complete control over the Limited Partnership, it is treated as a wholly owned subsidiary.

     Prairie Village Homes For America, Inc.: Homes For America Holdings, Inc. owns 100% of the General Partner, Prairie Village Homes For America, Inc. The General Partner owns 0.1% of Middlebury/Elkhart LP (aka Prairie Village). Because Homes For America Holdings, Inc. exerts full and complete control over the Limited Partnership, it is treated as a wholly owned subsidiary. Putnam Homes For America, Inc.: Homes For America Holdings, Inc. owns 100% of the General Partner, Putnam Homes For America, Inc. The General Partner owns 1.0% of TVMJG1996-Putnam Square LP (aka Putnam Square). Because Homes For America Holdings, Inc. exerts full and complete control over the Limited Partnership, it is treated as a wholly owned subsidiary.



JOINT VENTURES

     MasterBuilt America, Inc.: Homes For America Holdings, Inc. owns 50% of this newly formed joint venture with MasterBuilt Companies, Inc. of Fairfax, Virginia.